UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 3, 2016

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 3, 2016, Histogenics Corporation (the “Company”) became aware of certain clerical errors in its 2013 Equity Incentive Plan (the “2013 Plan”) and 2013 Employee Stock Purchase Plan (the “2013 ESPP”) relating to the maximum number of shares which may be issued to or purchased by a participant in any given calendar year, which stemmed from the inadvertent application of the Company’s reverse stock split at the time of its initial public offering to such sections. The sole purpose of this Current Report on Form 8-K is to re-file the corrected versions of the 2013 Plan and the 2013 ESPP and to update the disclosures relating to the 2013 Plan and the 2013 ESPP reflected in the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 28, 2016 (the “Proxy Statement”) and available on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov, and other filings with the SEC.

The Company, as set forth in the Proxy Statement, is asking its stockholders to approve an amendment to the 2013 Plan to increase the aggregate number of shares authorized for issuance under the 2013 Plan (the “Amendment”). The Company’s Compensation Committee approved the Amendment, subject to approval of the Board and the stockholders, and the Board approved the Amendment, subject to approval of the stockholders. If the Company’s stockholders do not approve the Amendment at the Company’s 2016 Annual Meeting of Stockholders on June 22, 2016, the existing version of the 2013 Plan, as corrected for the clerical errors, will remain in effect.

The Amendment provides for: (1) an increase of 300,000 shares of common stock available for issuance under the 2013 Plan and (2) an increase in the number of shares of common stock automatically added to the 2013 Plan on January 1 of each year during the term of the 2013 Plan, starting with January 1, 2017. A summary of the material terms of the 2013 Plan, as corrected for the clerical errors, and the Amendment are set forth below.

Material Terms of the 2013 Plan

The following is a summary of the principal features of the 2013 Plan and the Amendment. It is qualified in its entirety by reference to the full text of the 2013 Plan, filed hereto as Exhibit 10.3, and any stockholder who desires to obtain a copy of the 2013 Plan and the Amendment may do so by written request to the Company at Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451, Attn: Corporate Secretary.

Share Reserve. The number of shares of the Company’s common stock available for issuance under the 2013 Plan will equal 1,869,957 shares, including the share increase proposed in the Proxy Statement. Of these, as of April 25, 2016, approximately 1,026,662 shares are subject to outstanding options (with exercise prices ranging from $2.55 to $9.97, a weighted average exercise price of $6.59 per share and expiration dates ranging from 2025 to 2026); no shares are subject to outstanding SARs, unvested/unsettled RSUs, unvested restricted/performance share awards; and approximately 363,705 shares remain available for issuance pursuant to awards to be granted under the 2013 Plan, including the share increase for which the Company is seeking stockholder approval in the Proxy Statement.

The number of shares reserved for issuance under the 2013 Plan, following approval of the Amendment, if at all, will be increased automatically on January 1 of each year during the term of the plan, starting with January 1, 2017, by a number equal to the lesser of:

•	4.0% of the shares of common stock outstanding on December 31 of the prior year; or

•	the number of shares determined by the Board.

In general, if awards under the 2013 Plan are forfeited, terminate, expire or lapse without the issuance of shares, if the Company repurchases shares issued under the 2013 Plan, if shares are applied to pay the exercise or purchase price of an award or are withheld to satisfy tax obligations with respect to any award, then such shares will again become available for awards. All share numbers described in this summary of the 2013 Plan will automatically adjust in the event of a stock split, a stock dividend, or a reverse stock split.

Administration. The Compensation Committee of the Board administers the 2013 Plan. The Compensation Committee has complete discretion to make all decisions relating to the 2013 Plan and outstanding awards, including repricing outstanding options and modifying outstanding awards.

Eligibility. Employees, non-employee directors and consultants are eligible to participate in the 2013 Plan.

Types of Award. The 2013 Plan provides for the following types of awards:

•	incentive and nonstatutory stock options;

•	stock appreciation rights;

•	restricted share awards;

•	stock unit awards; and

•	performance cash awards.

Options and Stock Appreciation Rights. The exercise price for options granted under the 2013 Plan may not be less than 100% of the fair market value of the Company’s common stock on the grant date. Optionees may pay the exercise price in cash or, with the consent of the Compensation Committee and as set forth in the applicable agreement:

•	with shares of common stock that the optionee already owns;

•	by an immediate sale of shares through a broker approved by us, if shares of the Company’s common stock are publicly traded;

•	through a net exercise procedure;

•	by delivery of a full-recourse promissory note; or

•	by other methods permitted by applicable law.

A participant who exercises a stock appreciation right receives the increase in value of the Company’s common stock over the base price. The base price for stock appreciation rights may not be less than 100% of the fair market value of the Company’s common stock on the grant date. The settlement value of a stock appreciation right may be paid in cash or shares of common stock or a combination of both.

Options and stock appreciation rights vest as determined by the compensation committee at the time of grant. In most cases, they will vest over a four-year period following the date of grant. Options and stock appreciation rights expire at the time determined by the compensation committee but in no event more than ten years after they are granted. These awards generally expire earlier if the participant’s service terminates earlier. No participant may be granted stock options and stock appreciation rights covering more than 500,000 shares in any calendar year except that the Company may grant a new employee up to an additional 500,000 shares in the calendar year such employee is hired.

Restricted Shares and Stock Units. Restricted shares and stock units may be awarded under the 2013 Plan in return for any lawful consideration, and participants who receive restricted shares or stock units generally are not required to pay cash for their awards. In general, these awards will be subject to vesting. Vesting may be based on length of service, the attainment of performance-based milestones or a combination of both, as determined by the compensation committee. No participant may be granted restricted share awards and stock units covering more than 500,000 shares during any single calendar year. This annual limit is in addition to any stock options and stock appreciation rights the participant may receive during a calendar year except that the Company may grant a new employee up to an additional 500,000 shares in the calendar year such employee is hired. Settlement of vested stock units may be made in the form of cash, shares of common stock, or a combination.

Performance Cash Awards. Performance cash awards may be granted under the 2013 Plan that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), if the award is approved by Compensation Committee and the grant or vesting of the award is tied solely to the attainment of performance goals during a designated performance period. No participant may be paid more than $1,000,000 in cash in any calendar year pursuant to a performance cash award granted under the 2013 Plan. Performance goals for the grant or vesting of awards under the 2013 Plan may be based on any one of, or combination of, the following: earnings per share; earnings before interest, taxes, depreciation and amortization; total stockholder return; stockholders equity or return on equity or average stockholders’ equity; return on assets, investment or capital employed; operating income; gross margin; operating margin; net operating income (before or after taxes); return on operating revenue; specified levels or changes in sales or revenue; expense or cost reduction; working capital; economic value added; market share; cash flow; operating cash flow; cash flow per share; share price; debt reduction; customer satisfaction; contract awards or backlog; or other objective corporate or individual strategic or individual performance goals. To the extent a performance award is not intended to comply with Section 162(m) of the Code, the Compensation Committee may select other measures of performance.

Automatic Director Grants. Under the annual director grant program, non-employee members of the Board will also receive automatic grants of non-statutory stock options under the 2013 Plan. For purposes of the Company’s annual director grant program, a non-employee director is a director who is not employed by the Company and who does not receive compensation from the Company or have a business relationship with the Company that would require disclosure under certain SEC rules. Each non-employee director joining the Board will automatically be granted a non-statutory stock option to purchase 20,000 shares of common stock with an exercise price equal to the fair market value of the Company’s common stock on the grant date. This initial option will vest ratably in quarterly installments over 3 years of continuous service following the date of grant. In addition, on the date of each annual meeting of the Company’s stockholders, each non-employee director will automatically be granted a non-statutory stock option to purchase 10,000 shares of the Company’s common stock on that date with an exercise price equal to the fair market value of the Company’s common stock on the grant date. A non-employee director who receives an initial award will not receive the additional annual award in the same calendar year. Automatic annual grants vest ratably in monthly installments over 12 months of continuous service following the date of grant. If the Company is subject to a change in control, then all of the director’s automatic grants will become fully vested. All automatic director options have a maximum term of ten years.

Corporate Transactions. In the event the Company is a party to a merger, consolidation or certain change in control transactions, outstanding awards granted under the 2013 Plan, and all shares acquired under the 2013 Plan, will be subject to the terms of the definitive transaction agreement (or, if there is no such agreement, as determined by the Compensation Committee). Unless an award agreement provides otherwise, such treatment shall include any of the following with respect to each outstanding award:

•	the continuation, assumption or substitution of an award by the Company or the acquiror or surviving corporation;

•	the cancellation of the unvested portion of options and stock appreciation rights without payment of any consideration;

•	the full exercisability of outstanding options and stock appreciation rights and full vesting of the common shares subject to options and stock appreciation rights, followed by cancellation of such options and stock appreciation rights;

•	the cancellation of the vested portion of options and stock appreciation rights in exchange for a payment equal to the excess, if any, of the value that a holder of a share of the Company’s common stock receives in the transaction over the exercise or purchase price of such award;

•	the cancellation of outstanding stock units (whether vested or unvested) in exchange for a payment equal to the value that a holder of a share of the Company’s common stock receives in such transaction, which payment may be subject to vesting based on the participant’s continuing service with the surviving or acquiring entity; or

•	the assignment of any repurchase or reacquisition rights held by the Company to the surviving or acquiring entity.

The Compensation Committee is not required to treat all awards, or portions thereof, in the same manner. The Compensation Committee has the discretion to provide that an award granted under the 2013 Plan will vest on an accelerated basis if the Company is subject to a change in control or if the participant is subject to an involuntary termination, either at the time such award is granted or afterward.

A change in control includes:

•	any person acquiring beneficial ownership of more than 50% of the Company’s total voting power;

•	the sale or other disposition of all or substantially all of the Company’s assets; or

•	the Company’s merger or consolidation after which the Company’s voting securities represent 50% or less of the total voting power of the surviving or acquiring entity.

Changes in Capitalization. In the event that there is a change in the capital structure of the Company’s common stock, such as a stock split, reverse stock split, or dividend paid in common stock, proportionate adjustments will automatically be made to the kind and maximum number of shares:

•	reserved for issuance under the 2013 Plan;

•	by which the share reserve may increase automatically each year;

•	that may be granted to a participant in a year (as established under the 2013 Plan pursuant to Section 162(m) of the Code);

•	that may be issued upon the exercise of incentive stock options; and

•	covered by each outstanding option, stock appreciation right and stock unit, the exercise price applicable to each outstanding option and stock appreciation right, and the repurchase price, if any, applicable to restricted shares.

In the event that there is a declaration of an extraordinary dividend payable in a form other than the Company’s common stock in an amount that has a material effect on the price of the Company’s common stock, a recapitalization, a spin-off or a similar occurrence, the compensation committee may make such adjustments as it deems appropriate, in its sole discretion.

Amendments or Termination. The Board may amend or terminate the 2013 Plan at any time and for any reason. If the Board amends the 2013 Plan, it does not need stockholder approval of the amendment unless required by applicable law, regulation or rules. The 2013 Plan will continue in effect for ten years, unless the Board decides to terminate the plan earlier or unless the Board and stockholders later approve an extension of this term.

Material Terms of the 2013 ESPP

A summary of the material terms of the 2013 ESPP, as corrected for the clerical error, is set forth below. It is qualified in its entirety by reference to the full text of the 2013 ESPP, filed hereto as Exhibit 10.4, and any stockholder who desires to obtain a copy of the 2013 ESPP may do so by written request to the Company at Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451, Attn: Corporate Secretary.

The ESPP was adopted by the Board in November 2013, and the Company’s stockholders approved it in October 2014. The 2013 ESPP will become effective upon consummation of the Company’s initial public offering. The 2013 ESPP is intended to qualify under Section 423 of the Code.

Share Reserve. We initially reserved 103,665 shares of common stock for issuance under the 2013 ESPP. The number of shares reserved for issuance under the 2013 ESPP will automatically be increased on the first business day of each of fiscal year, commencing in 2015, by a number equal to the least of:

•	51,832 shares;

•	1% of the shares of common stock outstanding on the last business day of the prior fiscal year; or

•	the number of shares determined by the Board.

The number of shares reserved under the 2013 ESPP will automatically be adjusted in the event of a stock split, stock dividend or a reverse stock split (including an adjustment to the per-purchase period share limit).

Administration. The Compensation Committee of the Board administers the 2013 ESPP.

Eligibility. All of the Company’s employees are eligible to participate if the Company employs them for more than 20 hours per week and for more than five months per year. Eligible employees may begin participating in the 2013 ESPP at the start of any offering period.

Offering Periods. Each offering period will last a number of months determined by the Compensation Committee, not to exceed 27 months. A new offering period will begin periodically, as determined by the Compensation Committee. Offering periods may overlap or may be consecutive. Unless otherwise determined by the Compensation Committee, two offering periods of six months’ duration will begin each fiscal year on May 1 and November 1.

Amount of Contributions. The 2013 ESPP permits each eligible employee to purchase common stock through payroll deductions. Each employee’s payroll deductions may not exceed 15% of the employee’s cash compensation. Each participant may purchase up to the number of shares determined by the Board on any purchase date, not to exceed 3,500 shares. Each participant may not hold rights to purchase stock under the 2013 ESPP that would accrue at a rate that exceeds $25,000 worth of the Company’s common stock for each calendar year that the rights remain outstanding. Participants may withdraw their contributions at any time before stock is purchased.

Purchase Price. The price of each share of common stock purchased under the 2013 ESPP will be the lower of:

•	85% of the fair market value per share of common stock on the first day of the applicable offering period; and

•	85% of the fair market value per share of common stock on the purchase date.

Other Provisions. Employees may end their participation in the 2013 ESPP at any time. Participation ends automatically upon termination of employment with the company. If a change in control occurs and the acquirer does not continue or assume the 2013 ESPP, the 2013 ESPP will terminate and shares will be purchased with the payroll deductions accumulated to date by participating employees. The Board or the Compensation Committee may amend or terminate the 2013 ESPP at any time. If the Company increases the number of shares of common stock reserved for issuance under the 2013 ESPP, except for the automatic increases described above, then the Company must seek the approval of its stockholders. The 2013 ESPP will terminate automatically 20 years after its adoption by the Board, unless it is extended by the Board and such extension is approved by the Company’s stockholders within 12 months thereafter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.3+	Histogenics Corporation 2013 Equity Incentive Plan

10.4+	Histogenics Corporation 2013 Employee Stock Purchase Plan

+	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: May 4, 2016	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.3+	Histogenics Corporation 2013 Equity Incentive Plan

10.4+	Histogenics Corporation 2013 Employee Stock Purchase Plan

+	Indicates management contract or compensatory plan.